UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On December 4, 2012 the Board of Directors of Entest BioMedical, Inc. (the “Registrant” or the “Company”) approved of the dismissal of Anton and Chia, LLP (“Anton”) as the Registrant’s independent registered public accounting firm.

Since September 27, 2012 (the date on which Anton has been engaged as the Registrant’s independent registered public accounting firm) Anton has neither reviewed nor completed an audit of any of the financial statements of the Registrant.  Therefore, no reports of Anton  on the Registrant’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles as no such reports have been prepared. The Company  disagreed with the conclusion arrived at by Anton while performing audit procedures for the year ended August 31, 2012 that    the Company had not appropriately accounted for the conversion features of  convertible notes payable and that the Company had not appropriately accounted for certain  equity transactions.  The accounting treatment for the conversion features of convertible notes payable was discussed   by Anton and the sole Director of the Company and the Company has authorized Anton to respond fully to the inquiries of the successor accountant concerning the subject matter of all disagreements.

The Company provided Anton with a copy of this disclosure set forth under this Item 4.01 and has requested Anton to furnish a letter addressed to the Securities & Exchange Commission stating whether or not Anton agrees with the above statements.

A copy of this letter from Anton is attached hereto as Exhibit 16.1.

(b) On December 4, 2012, the Board of Directors of the Registrant, acting as the Registrant's Audit Committee, approved the engagement of Seale and Beers, Certified Public Accountants LLC (“S&B”) as its independent auditor. On same date, December 4, 2012, the accounting firm of S&B was engaged as the Registrant's new independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit 16.1	LETTER FROM ANTON AND CHIA, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos
David R. Koos
Chief Executive Officer

Dated: December 17, 2012